UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2022

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2645 Silver Crescent Drive Charlotte, North Carolina 28273
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2022, JELD-WEN Holding, Inc. (the “Company”) entered into a Departure and Release Agreement with David Guernsey, EVP, Strategic Programs. Mr. Guernsey will transition his responsibilities over the next 30 days and his last day with the Company will be on September 16, 2022. Mr. Guernsey will be available on a consultation basis for one year after his departure, and in exchange, the restricted stock units and performance stock units granted to him on February 11, 2020 will vest in accordance with the terms of such restricted stock units and performance stock units (based on actual performance), as applicable, on February 11, 2023 as if he were still employed by the Company.

In connection with his departure, Mr. Guernsey will receive the separation payments and benefits provided under his employment agreement for a qualifying termination. Additionally, he will receive a lump sum cash payment equivalent to 12 months of COBRA coverage and outplacement services. Mr. Guernsey will continue to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
EVP, Chief Legal Officer and Corporate Affairs